Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       24,446,730
BANK OF AMERICA SECURITIES LLC              56-2058405       25,339,364
CITIGROUP, INC.                             52-1568099       17,746,171
BNP PARIBAS SECURITIES CORP.                13-3235334       19,297,036
J.P. MORGAN SECURITIES LLC                  00-0000000        6,094,111
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        3,382,056
MORGAN STANLEY CO INCORPORATED              13-2665598        3,180,423
BARCLAYS CAPITAL INC.                       05-0346412        2,481,152
DEUTSCHE BANK SECURITIES, INC.              13-2730328        1,862,982
NOMURA                                      13-2642206        1,799,937






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       24,744,942
BANK OF AMERICA SECURITIES LLC              56-2058405        7,907,594
CITIGROUP, INC.                             52-1568099        3,422,130
BNP PARIBAS SECURITIES CORP.                13-3235334          283,197
J.P. MORGAN SECURITIES LLC                  00-0000000        4,678,682
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        4,761,336
MORGAN STANLEY CO INCORPORATED              13-2665598        3,556,926
BARCLAYS CAPITAL INC.                       05-0346412        2,228,673
DEUTSCHE BANK SECURITIES, INC.              13-2730328        2,517,572
NOMURA                                      13-2642206        2,453,514




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    114,909,200 D. Total Sales: 65,297,967

                               SCREEN NUMBER : 12